Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Audio Book Club, Inc.
Boca Raton, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Audio Book Club, Inc. of our report dated November 20, 1998 relating to the financial statements of Radio Spirits, Inc. as of December 31, 1997 and for the year then ended appearing in Audio Book Club, Inc.'s Current Report on Form 8-K/A for the event dated December 14, 1998.

/s/ BD&A Certified Public Accountants, Ltd.

Elmhurst, Illinois
July 23, 1999